EXHIBIT 23

ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 19, 2000, appearing in this Annual Report on Form 11-K in the Form S-8 Registration Statement (No. 333-07519) for the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan.

/s/ Arthur Andersen LLP

Grand Rapids, Michigan
July 27, 2000